Exhibit 99.1

For immediate release	For More Information:
F. Scott Dueser, President, CEO & Chairman of First Financial Bankshares, Inc., 325.627.7155

FIRST FINANCIAL BANKSHARES TO ACQUIRE

ORANGE SAVINGS BANK

ABILENE, Texas, February 20, 2013 – First Financial Bankshares, Inc. (NASDAQ: FFIN) today announced that it has entered into a definitive agreement to acquire Orange Savings Bank, SSB for an expected combination of cash and stock purchase price of approximately $56.0 million. Pending regulatory and shareholder approval, the acquisition is expected to be finalized in the second quarter of 2013.

The acquisition of Orange Savings Bank expands First Financial Bankshares’ growing Texas footprint into the cities of Orange, Port Arthur, Vidor, Mauriceville and Newton, Texas. These six locations are located and service the broader areas of Orange, Jefferson and Newton Counties, all within southeast Texas, approximately 100 miles east of Houston along Interstate 10.

“We are very excited about this opportunity to expand our company into this vibrant region of Texas,” said F. Scott Dueser, Chairman, President and CEO of First Financial Bankshares. “Orange Savings Bank has experienced solid growth in assets and earnings, is the number one bank in its home market of Orange County with a 40 percent deposit market share, and has excellent growth potential in the Beaumont/Port Arthur markets. We are most impressed with their management and board, who share our same values, philosophies and commitment to outstanding customer service.”

“Once this acquisition is completed, we will have banking operations in 12 regions of Texas with 61 locations that span from Hereford in the Panhandle to Orange in southeast Texas. We welcome this opportunity to bring our expanded banking and wealth management services to this new market by adding Orange Saving Bank to the financially strong and growing First Financial Bankshares’ family,” Dueser added.

As of December 31, 2012, Orange Savings Bank had total assets of $442.83 million, total loans of $295.86 million and total deposits of $381.12 million.

“Joining with First Financial Bankshares will mean new and expanded products and services for our customers and greater opportunity for our employees while allowing us to maintain our focus on serving the local community and making banking decisions on a local basis,” said Stephen Lee, President and CEO of Orange Savings Bank. “Our bank will continue to have the same friendly people and the same commitment to being involved in the community, but with the added resources of a highly respected, larger banking organization. We will soon be able to offer an expanded array of depository products, instant issue custom debit cards, a larger lending capacity and trust services.”

About First Financial Bankshares

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that operates 11 banking regions with 55 locations in Texas including Abilene, Acton, Albany, Aledo, Alvarado, Boyd, Bridgeport, Brock, Burleson, Cisco, Cleburne, Clyde, Crowley, Decatur, Eastland, Fort Worth, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Merkel, Midlothian, Mineral Wells, Moran, Odessa, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Trent, Trophy Club, Waxahachie, Weatherford and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with six locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our website at http://www.ffin.com.

In connection with the proposed merger of Orange Savings Bank into First Financial Bank, N.A., Abilene, Texas, a subsidiary of First Financial Bankshares, Inc., First Financial Bankshares will file with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of First Financial common stock to be issued to OSB Financial Services, Inc. The registration statement will include a proxy statement/prospectus which will be sent to the stockholders of OSB Financial Services, Inc. seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT FIRST FINANCIAL BANKSHARES, ORANGE SAVINGS BANK AND OSB FINANCIAL SERVICES, INC. AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents, when filed, through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Documents filed with the SEC by First Financial Bankshares will be available free of charge by directing a request by telephone or mail to First Financial Bankshares, Inc., 400 Pine Street, Abilene, Texas 79601 Attn: Investor Relations. First Financial Bankshares’ telephone number is 325-627-7155.

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Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.